UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 6, 2005

E-LOAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25621	77-0460084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6230 Stoneridge Mall Road
Pleasanton, California   94588
(Address of principal executive offices including zip code)

(925) 847-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 6, 2005, E-LOAN, Inc. (the "Company") entered into the Twenty First Modification Agreement, effective as of May 31, 2005 (the "Amendment"), with GMAC Mortgage Corporation, a Pennsylvania Corporation ("GMAC"). The Amendment amends the existing Warehouse Credit Agreement, dated as November 1, 2001 (the "Warehouse Credit Agreement"), between the Company and GMAC Bank, a federal savings bank and predecessor in interest to GMAC, as the same has been amended from time to time. Among other things, the Amendment extends the expiration date of the Warehouse Credit Agreement to May 31, 2006 (unless terminated earlier by GMAC upon 120 days' prior written notice) and reduces GMAC's lending commitment under the Warehouse Credit Agreement to $10.0 million in the aggregate from $75.0 million. A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(b) In its Current Report on Form 8-K dated March 30, 2005 (the "March 30, 2005 Form 8-K") in which the Company disclosed the sale by its wholly-owned subsidiary, E-Loan Auto Fund One, LLC, of substantially all of its vehicle loans to Merrill Lynch Bank USA (the "Transaction"), the Company stated that it would file within 71 calendar days the pro forma financial information required by paragraph (b) of this Item 9.01. The Company has since concluded that it is not required to disclose such pro forma financial information for the Transaction and therefore will not be filing any such pro forma financial information, notwithstanding the statement in the March 30, 2005 Form 8-K.

     (c) Exhibits

Exhibit 10.1	Twenty First Modification Agreement, effective as of May 31, 2005, between E-Loan, Inc. and GMAC Mortgage Corporation.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: June 7, 2005

E-LOAN, INC.

By: /s/ Darren Nelson

Darren Nelson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Twenty First Modification Agreement, effective as of May 31, 2005, between E-Loan, Inc. and GMAC Mortgage Corporation.

*    Also provided in PDF format as a courtesy.